UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 450
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       The information included in Item 7.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 5, 2018, the Board of Directors of Celcuity Inc. (the “Company”) adopted Amendment No. 1 (the “Amendment”) to the Celcuity Inc. 2017 Stock Incentive Plan (the “2017 Plan”). Prior to adoption of the Amendment, the 2017 Plan imposed limits on the aggregate number of shares of Common Stock that can be granted under the 2017 Plan to any one person in any calendar year pursuant to certain types of awards. The Amendment makes such annual limits applicable to all types of awards under the 2017 Plan. A copy of the Amendment is included herewith as Exhibit 10.1, and is intended to be deemed filed rather than furnished.

Exhibit Number	Description

10.1	Amendment No. 1 to Celcuity Inc. 2017 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018

CELCUITY INC.

	By:	/s/ Brian F. Sullivan
Brian F. Sullivan Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Celcuity Inc. 2017 Stock Incentive Plan